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                                                                      Exhibit 20

FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


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                                                Collection Period:                              1-Jan-98           31-Jan-98
                                                Distribution Date:                             17-Feb-98



                                                                                                                 Per $1,000 of
                                                                                                                    Original
Statement for Class A and Class B Certificateholders Pursuant                                                   Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                        Certificate Amount
                                                                                                               ------------------
(i)    Principal Distribution
           Class A Certificate Amount                                                     $   7,537,183.69       $  19.32579900
           Class B Certificate Amount                                                     $     355,155.25       $  19.32502177

(ii)   Interest Distribution
           Class A Certificate Amount                                                     $     720,677.16       $   1.84786022
           Class B Certificate Amount                                                     $      34,784.10       $   1.89270323

(iii)  Servicing Fee                                                                      $     121,716.06       $   0.29804293

(iv)   Class A Certificate Balance (after principal distributions)                        $ 131,948,717.87
       Class A Pool Factor (after principal distributions)                                       0.3383246
       Class B Certificate Balance (after principal distributions)                        $   6,218,217.84
       Class B Pool Factor (after principal distributions)                                       0.3383512

(v)    Total Pool Balance (end of Collection Period)                                      $ 138,166,935.62


                                                                                           Current Period          Cumulative
                                                                                          ----------------       ---------------

(vi)   Defaulted Receivables                                                              $     254,076.50       $ 10,776,334.78
       Liquidation Proceeds                                                                     170,334.86          4,911,163.95
                                                                                          ================       ===============
       Aggregate Net Losses                                                               $      83,741.64       $  5,865,170.83
                                                                                          ================       ===============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicier:
           Principal Portion                                                              $              -
           Interest Portion                                                               $              -

(viii) Class A Interest Carryover Shortfall                                               $              -
       Class B Interest Carryover Shortfall                                               $              -
       Class A Principal Carryover Shortfall                                              $              -
       Class B Principal Carryover Shortfall                                              $              -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                      $   6,125,764.72

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                 $   6,125,764.72

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